SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) February 25, 2002

                                    Dicut, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                (State or Other Jurisdiction of Incorporation)

                   000-30161                        52-2204952
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           (Commission File Number)   (IRS Employer Identification No.

             2150 Northwest Parkway NE, Suite H, Marietta, GA 30067
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           (Address of Principal Executive Offices)         (Zip Code)

                                   770-952-2654
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              (Registrant's Telephone Number, Including Area Code)


         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Item 2.   Acquisition or Disposition of Assets

On February 21, 2002, the Dicut, Inc. (the "Company") signed a Purchase Agreement to acquire 100% of the shares of DataAssure Systems Inc. ("DataAssure") in exchange for 1,500,000 shares of the Company's common stock issuable to four founding shareholders thereof. In addition, the Company agreed to repay loans made to DataAssure by its shareholders in the amount of $85,000 on the terms set forth in the Purchase Agreement.
In addition, the former President of DataAssure, Jeffrey Brathall, entered into an Employment Agreement with the Company's wholly owned subsidiary, National Data Inc., as the Director of Sales.

DataAssure Systems Inc., located in Atlanta, Georgia, was a competitor of National Data Inc. in the replication, data management and storage, as well as backup services industry.

Item 5.  Other events

The Company has identified alleged short swing profits under Section 16(b) of the Securities Exchange Act of 1934 incurred by Pierre Quilliam, the Company's President with respect to purchases and sales of the Company's securities in the period from August 2001 to March 2002. Mr. Quilliam who has agreed to repay any short swing profits by offsetting loans made by his personal corporation to the Company, as well as offsetting salary owing by the Company to Mr. Quilliam pursuant to his employment as President.

Item 7.	Financial Statements and Exhibits

(a).	Financial statements.  To the extent required by Item 310(c) of
Regulation S-B, historical audited financial statements of DataAssure will be filed by amendment to this Form 8-K.

(b)	Pro Forma Financial Information.  To the extent required by Item
310(c) of the Regulation S-B, pro formal financial information on the acquisition of DataAssure will be filed by amendment to this Form 8-K.

(c)   Exhibits.

Regulation
S-B Number             Description

10.1         Purchase Agreement of DataAssure Systems Inc.

10.2         Employment Agreement with Jeffrey Brathall


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.



                                    DICUT,INC.


Date: March 20, 2002             	By: \\ Raj Kalra \\
							Chief Executive Officer



						By:  \\ Pierre Quilliam \\
                                       	President